UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2007
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
     On December 7, 2007, Compass Group Diversified Holdings LLC (the “Company”), a subsidiary of Compass Diversified Holdings (“Holdings” and together with the Company, collectively “CODI,” “us” or “we”), entered into an amendment (the “Amendment”) to its existing Credit Agreement, originally dated as of November 21, 2006, among a group of lenders (collectively, the “Lenders”) led by Madison Capital Funding LLC (“Madison”) as Agent for all of the Lenders (the “Credit Agreement”). The Credit Agreement was amended to (i) increase the revolving line of credit to $325 million (the “Revolving Line of Credit”), and (ii) provide for a $150 million term loan (the “Term Loan”). The Term Loan was entirely drawn down upon at closing and requires quarterly payments of $500,000 commencing March 31, 2008 with a final payment of the outstanding principal balance due on December 7, 2013, which is the Term Loan maturity date. The Revolving Line of Credit matures on December 7, 2012. The Amendment also permits the Company to increase, over the next two years, the amount available under the Revolving Line of Credit by up to $25 million and the Term Loan by up to $150 million, subject to certain restrictions and Lender approval. The proceeds of the Term Loan and availability under the Revolving Line of Credit were, or will be, as applicable, used to (i) repay approximately $44 million of borrowings under the Credit Agreement, (ii) pay approximately $5 million of related transaction fees and expenses, (iii) pursue acquisitions of additional businesses, including add-on acquisitions for existing subsidiaries, and (iv) provide for future working capital requirements of the Company and its subsidiaries and for other general corporate purposes.
     The Company can borrow, repay and reborrow principal under the Revolving Line of Credit from time to time during its term. Revolving loans under the Credit Agreement can be either base rate loans or LIBOR loans. The interest rate applicable to revolving loans remains unchanged. Term Loans bear interest at a combination of a variable rate of the London Interbank Offer Rate, or LIBOR, for the relevant period plus 4.0% for the portion of the Term Loan comprised of LIBOR Loans and a fluctuating rate per annum equal to the greater of (i) the prime rate of interest published by The Wall Street Journal and (ii) the sum of the Federal Funds Rate plus 0.5% for the relevant period, plus 3.0% for the portion of the Term Loan comprised of Base Rate Loans.
     The Lenders agreed to issue letters of credit under the Revolving Line of Credit in an aggregate face amount not to exceed $100 million outstanding at any time. At no time may the (i) aggregate principal amount of all amounts outstanding under the Revolving Line of Credit, plus (ii) the aggregate amount of all outstanding letters of credit, exceed the borrowing availability under the Credit Agreement as amended by the Amendment.
     The Revolving Line of Credit and the Term Loan are secured by all of the assets of the Company, including all its equity interests in, and loans to, its subsidiaries, pursuant to a Collateral Agreement dated as of November 21, 2006 between the Company and Madison (the “Collateral Agreement”).
     Upon the occurrence of an event of default under the Credit Agreement, the Revolving Line of Credit may be terminated, the Term Loan and all outstanding loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the Collateral Agreement or any other documents delivered in connection therewith.  Any such event may materially impair the Company’s ability to conduct its business.
     The foregoing brief description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the Amendment itself, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 2 Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein in its entirety.
Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
10.1 Third Amendment to Credit Agreement as of December 7, 2007, among Madison Capital Funding LLC, as Agent for the Lenders, the Existing Lenders and New Lenders and Compass Group Diversified Holdings LLC.
99.1 Press Release dated December 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2007	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2007	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer